Exhibit 10.16

MEMBERSHIP UNIT PURCHASE AGREEMENT

THIS MEMBERSHIP UNIT PURCHASE AGREEMENT (the “Agreement”) is entered into as of March 10, 2004, by and among Bank of America Corporation, a Delaware corporation (“Purchaser”), M&C International, a Nevada Corporation (“Seller”), and GCA Holdings, LLC, a Delaware limited liability company (“the Company”).

RECITALS

WHEREAS, Global Cash Access, L.L.C., a Delaware limited liability company (“GCA”), Seller, FDFS Holdings LLC, a Delaware limited liability company (“FDFS Holdings LLC”), First Data Corporation, a Delaware corporation, Karim Maskatiya and Robert Cucinotta entered into a Restructuring Agreement dated December 10, 2003, as amended January 20, 2004, February 20, 2004 and March 3, 2004 (the “Restructuring Agreement”) in order to recapitalize and restructure GCA’s membership (the “Recapitalization”).

WHEREAS, in connection with the Recapitalization: (1) FDFS Holdings LLC and Seller will transfer all of the outstanding membership and economic interests in GCA to the Company and the Company will be substituted as the sole member of GCA, (2) all of FDFS Holdings LLC’s membership interests in the Company will be repurchased or redeemed for up to $435.6 million (the “FDFS Redemption”), and (3) the Company will redeem certain membership interests in the Company held by M&C International.

WHEREAS, in connection with the Recapitalization, M&C International desires to sell to Purchaser, and Purchaser desires to purchase from M & C International, a portion of M & C International’s membership interests in the Company so that, concurrent with the consummation of the transactions contemplated by the Restructuring Agreement, Purchaser shall acquire a 4.99 percent (4.99%) ownership interest in the Company, and M&C International will contribute all of its capital stock of CashCall Systems, Inc. to GCA. All of the transactions described in this recital and the two preceding recitals and the transactions related thereto are referred to herein as the “Recapitalization.”

WHEREAS, concurrent with the Closing (as defined below), GCA will enter into a senior secured credit facility, consisting of up to $280.0 million in senior secured credit facilities, comprised of (i) a term loan facility of up to $260.0 million (the “Term Loan Facility”) and (ii) a revolving credit facility of up to $20.0 million, (the “Credit Facility”).

WHEREAS, immediately after the Closing, GCA will receive at least $235 million in gross cash proceeds from the issuance and sale of senior subordinated notes due 2012 (the “Notes”) pursuant to that certain Purchase Agreement, dated as of March 4, 2004, by and among GCA, Global Cash Access Finance Corporation, a Delaware corporation, as co-obligor, and Banc of America Securities LLC (the “Notes Purchase Agreement”).

WHEREAS, GCA will use the net proceeds from the issuance and sale of the Notes, along with borrowings under the Credit Facility, to consummate the Recapitalization.

WHEREAS, Seller wishes to sell to Purchaser, and Purchaser wishes to purchase from Seller 27.445 units of membership interest in the Company (the “Transferred Units”), which Transferred Units will represent a fully diluted 4.99% membership interest in the Company immediately after the Closing.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties to this Agreement hereby agree as follows:

AGREEMENT

1. Unit Purchase.

1.1 Sale. At the Closing, Seller shall sell, assign, transfer and deliver to Purchaser, and Purchaser shall purchase from the Seller, the Transferred Units on the terms and subject to the conditions set forth in this Agreement. The aggregate purchase price payable by the Purchasers for the Transferred Units shall be $20,209,500 (the “Purchase Price”). The Purchase Price shall be paid by the Purchaser to the Seller in accordance with the terms as set forth in Section 1.2.

1.2 Payment of Purchase Price. The Purchase Price shall be payable in the form of two secured non-recourse promissory notes. At the Closing, Purchaser shall pay to Seller the Purchase Price through delivery of the following:

(a) A secured non-recourse promissory note in the principal amount equal to $8,100,000 of the Purchase Price in the form of Exhibit A attached hereto (the “2.0% Note”) for the purchase of 11 units of membership interest in the Company (the “2.0% Units”); and

(b) A secured non-recourse promissory note in the principal amount of equal to $12,109,500 of the Purchase Price in the form of Exhibit B attached hereto (the “2.99% Note”) for the purchase of 16.445 units of membership interest in the Company (the “2.99% Units”).

The 2.0% Note and the 2.99% Note shall be referred to herein collectively as the “Notes.”

1.3 Pledge Agreements. The Notes shall be secured by a pledge of the Transferred Units as follows:

(a) The 2.0% Note shall be secured by a membership pledge agreement whereby Purchaser grants to Seller a security interest in the 2.0% Units purchased pursuant to this Agreement (the “2.0% Pledge Agreement”) in the form of Exhibit C attached hereto; and

(b) The 2.99% Note shall be secured by a membership pledge agreement whereby Purchaser grants to Seller a security interest in the 2.99% Units purchased pursuant to this Agreement (the “2.99% Pledge Agreement”) in the form of Exhibit D attached hereto.

The 2.0% Pledge Agreement and the 2.99% Pledge Agreement shall be referred to herein collectively as the “Pledge Agreements.”

1.4 Member Approval. By executing this Agreement, Seller, as a member of the Company, hereby approves: (a) the transfer by Seller of the Transferred Units to the Purchaser pursuant to this Agreement, (b) the execution and performance of this Agreement and the consummation of the transactions contemplated by this Agreement; and (c) the admission of the Purchaser as a member of the Company.

1.5 Company Approval. The Company hereby: (a) consents to the sale of the Transferred Units contemplated by this Agreement; (b) the admission of Purchaser as a member of the Company; and (c) waives any restriction or prohibition on such transfer set forth in the Limited Liability Company Agreement dated March 10, 2004, between Seller and FDFS Holdings LLC, as amended from time to time (the “LLC Agreement”).

2. The Closing.

2.1 Closing. The closing (the “Closing”) shall take place at the offices of                             , at              a.m. (Eastern Standard Time) immediately prior to the closing of the FDFS Redemption contemplated by the Restructuring Agreement, or at such other place or time as the Company, Seller and the Purchaser may mutually agree (such date is hereinafter referred to as the “Closing Date”). Notwithstanding the foregoing, in no event shall the Closing hereunder occur after the closing of the FDFS Redemption.

2.2 Documents Delivered by Purchaser At Closing. At the Closing, the Purchaser shall deliver to Seller the following items duly executed by Purchaser:

(a) 2.0% Note;

(b) 2.99% Note;

(c) 2.0% Membership Unit Pledge Agreement;

(d) 2.99% Membership Unit Pledge Agreement;

(e) Assignment of Membership Interest in the form of Exhibit E attached hereto (the “Membership Assignment”); and

(f) certificate of an officer of Purchaser certifying as to the accuracy of matters set forth in Section 6.1(a).

2.3 Documents Delivered by Seller At Closing. At the Closing, the Seller shall deliver to Purchaser the following items duly executed by Seller:

(a) a certificate representing the 2.0% Units sold to Purchaser pursuant to Section 1;

(b) a certificate representing the 2.99% Units sold to Purchaser pursuant to Section 7;

(c) Membership Assignment; and

(d) Certificate of officer certifying as to the accuracy of the matters set forth in Section 6.2(a).

2.4 Deliveries by the Company. Immediately after the Closing, the Company shall: (a) deliver to Purchaser new certificates evidencing the Transferred Units issued in the name of Purchaser; (b) reflect the transfer of the Transferred Units to Purchaser on its records; and (c) deliver such other documentation reasonably necessary to transfer the Transferred Units in accordance with this Agreement.

3. Seller Representations. Seller hereby represents to Purchaser as follows:

3.1 Organization. Seller is a corporation duly formed and validly existing and in good standing under the laws of the State of Nevada, and has the requisite corporate power and authority to own, lease and operate its assets and to carry on its business as it is now being conducted.

3.2 Authority. Seller has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder in accordance with the terms hereof and thereof. The execution, delivery and performance by Seller of this Agreement has been duly authorized and approved by Seller, if applicable, and do not require any further authorization or consent. This Agreement has been duly executed and delivered by Seller and (assuming the valid authorization, execution and delivery of this Agreement by Purchaser) constitutes the legal, valid and binding obligation of Seller enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally and by general principles of equity.

3.3 No Conflict. Seller has not granted any options of any sort with respect to the Transferred Units or any right to acquire any part of the Transferred Units. Neither Seller nor its Affiliates has entered into any agreement, arrangement, commitment or understanding, and Seller is not bound by any judgment or order of any court or governmental authority, which restricts Seller’s ability to sell the Transferred Units as provided herein. Other than the Company’s Limited Liability Company Agreement, there are no agreements to which Seller is a party which impose restrictions on transfer of the Transferred Units. The execution and delivery of this Agreement by Seller, the performance by it of its obligations hereunder and the consummation of the transactions contemplated in this Agreement will not (i) contravene any provision of its organizational documents, or (ii) require the consent, approval, authorization or permit of, or filing with or notification to, any governmental authority, any court or tribunal or any other person, except for post closing notifications to gaming regulatory authorities in jurisdictions where the Company does business. Subject to Purchaser’s payment for the Transferred Units as provided herein, delivery of a certificate for the Transferred Securities will pass valid title thereto free and clear of any security interest, lien, charge, pledge, encumbrance, mortgage, adverse claim or title retention agreement of any nature or kind other than any Security Interest created by Purchaser under this Agreement and the Pledge Agreement. No person, other than Purchaser under this Agreement, has any option, right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement for the purchase from Seller of any of the Transferred Units. For purposes of this Agreement, “Affiliate” shall mean any person which, directly or indirectly, controls, is controlled by or is under common control with another person (“control,” “controlled by” and “under common control with” with respect to any person meaning for the purposes of the foregoing the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise).

3.4 No Violation, Litigation or Regulatory Action. There are no lawsuits, claims, suits, proceedings or investigations pending or, to the knowledge of Seller or its Affiliates, threatened, relating to the sale of the Transferred Units to Purchaser.

3.5 No Other Approvals or License Required. No consent, approval, permit, license, qualification finding of suitability, registration or filing with any governmental or regulatory authority or agency, including, without limitation, any gaming regulatory authority or agency, is required on a mandatory basis by Purchaser in connection with the execution and delivery of this Agreement by Seller, the performance of its obligations hereunder and the consummation of the transactions contemplated by this Agreement, except such as have been made or obtained and are in full force and effect and except for requests for waivers of qualification or suitability for institutional investors or licensed financial institutions that are not unduly burdensome to Purchaser.

4. Purchaser Representations. Purchaser hereby represents to Seller as follows and to the Company as to Sections 4.4 through 4.10:

4.1 Organization. Purchaser is a corporation duly formed and validly existing and in good standing under the laws of the State of Delaware, and has the requisite corporate power and authority to own, lease and operate its assets and to carry on its business as it is now being conducted.

4.2 Authority. Purchaser has full right, power and authority to execute and deliver this Agreement, and to perform its obligations hereunder and thereunder in accordance with the terms hereof and thereof. The execution, delivery and performance by Purchaser of this Agreement, have been duly authorized and approved by Purchaser, if applicable, and do not require any further authorization or consent. This Agreement, the Notes and Pledge Agreements have been duly executed and delivered by Purchaser and (assuming the valid authorization, execution and delivery of this Agreement by each of the other parties hereto) constitute the legal, valid and binding obligation of Purchaser enforceable in accordance with their respective terms, in each case except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally and by general principles of equity.

4.3 No Conflicts. Purchaser has the full right, power, and authority to enter into, and perform its obligations under this Agreement. Purchaser has not entered into any agreement, arrangement, commitment or understanding, and Purchaser is not bound by any judgment or order of any court or governmental authority, which restricts Purchaser’s ability to purchase the Transferred Units as provided herein or to carry out its obligations hereunder or under the Notes or Pledge Agreements. The execution and delivery of this Agreement by Purchaser, the performance by it of its obligations hereunder and the consummation of the transactions contemplated in this Agreement will not (i) contravene any provision of its organizational documents, or (ii) require the consent, approval, authorization or permit of, or filing with or notification to, any governmental authority, any court or tribunal or any other person; provided that Purchaser makes no representation with respect to any consent, approval, authorization or permit of, or filing with or notification to, any governmental authority, including without limitation any gaming regulatory authority, arising solely out of the nature of the business of the Company, including without limitation the Company’s gaming business.

4.4 Purchasing for Own Account. This Agreement is made in reliance upon the Purchaser’s representation to Seller and the Company, which by its acceptance hereof Purchaser hereby confirms, that the Transferred Units to be received by it will be acquired for investment for its own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, but subject nevertheless to any requirement of law that the disposition of its property shall at all times be within its control.

4.5 Transferred Units Not Registered. Purchaser understands that the Transferred Units are not registered under the Securities Act of 1933, as amended (the “1933 Act”), on the basis that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from registration under the 1933 Act. Purchaser understands that the Transferred Units may not be sold, transferred, or otherwise disposed of without registration under the 1933 Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Transferred Units or an available exemption from registration under the 1933 Act, the Transferred Units must be held indefinitely. In particular, Purchaser is aware that the Transferred Units may not be sold pursuant to Rule 144 promulgated under the 1933 Act unless all of the conditions of the applicable Rules are met. Among the conditions for use of Rule 144 is the availability of current information to the public about the Company. Such information is not now available, and the Company has no present plans to make such information available. Purchaser represents that, in the absence of an effective registration statement covering the Transferred Units, it will sell, transfer, or otherwise dispose of the Transferred Units only in accordance with the provisions of Section 7.2 hereof and the limitations and restrictions set forth in the LLC Agreement.

4.6 Limited Liability Company Agreement. Purchaser represents and warrants that Purchaser has reviewed the LLC Agreement, a true and correct copy as of the Closing is attached hereto as Exhibit F, and agrees to be bound by its terms.

4.7 Purchaser Bears Economic Risk. Purchaser represents and warrants that Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Purchaser must bear and is able to bear the economic risk of this investment indefinitely unless the Transferred Units are registered pursuant to the 1933 Act, or an exemption from registration is available. Purchaser understands that the Company has no present intention of registering the Transferred Units, or any of the Company’s membership units. Purchaser also understands that there is no assurance that any exemption from registration under the 1933 Act will be available and that, even if available, such exemption may not allow Purchaser to transfer all or any portion of the Transferred Units under the circumstances, in the amounts or at the times Purchaser might propose.

4.8 Purchaser Can Protect Its Interest. Purchaser (i) has knowledge and experience in financial and business matters such that Purchaser is capable of evaluating the merits and risks of the purchase of the Transferred Units as contemplated by this Agreement and (ii) is able to bear the economic risk of the investment in the Transferred Units.

4.9 Company Information. Purchaser represents and warrants that Purchaser has received and read the financial statements of GCA and has had an opportunity to discuss the Company’s business, management and financial affairs with Management Committee members, officers and management of GCA and the Company and has had the opportunity to review the operations and facilities of the Company and its subsidiaries. Purchaser has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms and conditions of this investment.

4.10 Accredited Investor. Purchaser represents and warrants that it is an “accredited investor” within the meaning of Securities and Exchange Commission Rule 501 of Regulation D.

5. Company Representations. The Company herby represents to Purchaser and Seller as follows:

5.1 Organization. The Company is a limited liability company duly formed and validly existing and in good standing under the laws of the State of Nevada, and has the requisite power and authority to own, lease and operate its assets and to carry on its business as it is now being conducted.

5.2 Authority. The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder in accordance with the terms hereof and thereof. The execution, delivery and performance by the Company of this Agreement has been duly authorized and approved by the Company, if applicable, and do not require any further authorization or consent. This Agreement has been duly executed and delivered by the Company and (assuming the valid authorization, execution and delivery of this Agreement by Purchaser) constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally and by general principles of equity.

5.3 Capitalization. On the Closing Date, upon consummation of the Recapitalization, the membership units of the Company will be owned as follows:

Unitholder	Number of Units	Percentage Interest
M & C International	522.555	95.01%
Bank of America Corporation	27.445	4.99%
Totals	550.000	100.00%

5.4 No Consents. The execution and delivery of this Agreement by the Company, the performance by it of its obligations hereunder and the consummation of the transactions contemplated in this Agreement will not (i) contravene any provision of its organizational documents or (ii) require the consent, approval, authorization or permit of, or filing with or notification to, any governmental authority, any court or tribunal or any other person, except for post closing notifications to gaming regulatory authorities in jurisdictions where the Company does business.

6. Conditions to Closing.

6.1 Condition to Seller’s Obligations. The obligation of Seller and the Company to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction (or written waiver by Seller), on or prior to the Closing Date, of the following conditions:

(a) There shall have been no breach by Purchaser in the performance of any of its covenants and agreements herein; each of the representations and warranties of Purchaser shall be true and correct on the Closing Date, and there shall have been delivered to Seller a certificate to such effect, dated the Closing Date, signed by Seller.

(b) No action, suit or proceeding by any governmental body, including without limitation any gaming regulatory authority, or court shall have been instituted or threatened to restrain, prohibit or otherwise challenge the legality or validity of the transactions contemplated hereby.

6.2 Conditions to Purchaser’s Obligations. The obligations of Purchaser and the Company to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction (or written waiver by Purchaser on or prior to the Closing Date, of the following conditions:

(a) There shall have been no breach by Seller in the performance of any of its covenants and agreements herein; each of the representations and warranties of Seller shall be true and correct on the Closing Date, and there shall have been delivered to Seller a certificate to such effect, dated the Closing Date, signed by Seller.

(b) No action, suit or proceeding by any governmental body, including without limitation any gaming regulatory authority, or court shall have been instituted or threatened to restrain, prohibit or otherwise challenge the legality or validity of the transactions contemplated hereby.

7. Other Agreements.

7.1 Piggyback Registration Rights. The Company and Seller hereby agree that if the Company grants an equity investor in the Company “piggy-back” registration rights with respect to such investor’s equity investment in the Company, then Purchaser shall be granted “piggy-back” registration rights with respect to the Transferred Units at least as favorable as those rights granted to such equity investor.

7.2 Transfer Requirements. Subject to the pledge contemplated by Section 1.3 of this Agreement, Purchaser agrees that in no event will it make a transfer or disposition of any of the Transferred Units (other than pursuant to an effective registration statement under the 1933 Act), unless and until, if requested by the Company, at the expense of Purchaser or transferee, Purchaser (i) Purchaser shall have notified the Company of the proposed disposition, and (ii) shall have furnished to the Company either (A) an opinion of counsel, reasonably satisfactory to the Company, to the effect that such transfer may be made without registration under the 1933 Act or (B) a “no action” letter from the Securities and Exchange Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Securities and Exchange Commission that action be taken with respect thereto. Notwithstanding anything to the contrary contained herein, Purchaser is permitted to make a transfer or disposition of the Transferred Units to an Affiliate provided that such transfer complies with the terms of the LLC Agreement and such Affiliate assignee assumes all obligations of Purchaser under this Agreement, the Pledge Agreement and the Note, including making the representations set forth at Article 4 of this Agreement.

7.3 Lock-Up Agreement. Purchaser, if requested by the Company and the lead underwriter of any public offering of securities of the Company (the “Lead Underwriter”), hereby irrevocably agrees not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise transfer or dispose (other than any such sale, grant, transfer, pledge or other disposition by Purchaser to an Affiliate) of any interest in any securities during the period of duration following the effective date of a registration statement of the Company filed under the Securities Act specified by the Company and the Lead Underwriter but in no event exceeding a maximum period of 180 days (the “Lock-Up Period”); provided that no such lock-up agreement may be imposed on Purchaser unless all beneficial holders of 5% or more of the membership units of the Company are also subject to a lock-up agreement of no shorter duration and on terms no less onerous than those imposed on Purchaser. Purchaser further agrees to sign such documents as may be requested by the Lead Underwriter to effect the foregoing and agrees that the Company may impose stop-transfer instructions with respect to such securities subject until the end of the Lock-Up Period. The Company and Purchaser acknowledge that each Lead Underwriter of a public offering of the Company’s securities, during the period of such offering and the Lock-Up Period thereafter, is an intended beneficiary of this Section 7.3.

8. Legends.

8.1 Specific Legends. All certificates for the Transferred Units shall bear substantially the following legends:

THE UNITS REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. OTHER THAN THE PLEDGE OF THE UNITS REPRESENTED BY THIS CERTIFICATE PURSUANT TO A PLEDGE AGREEMENT WITH M&C INTERNATIONAL, UNITS MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR AN SEC “NO ACTION” LETTER STATING THAT THE TRANSFER OF THE UNITS REPRESENTED BY THIS CERTIFICATE WITHOUT REGISTRATION WILL NOT RESULT IN AN SEC RECOMMENDATION THAT ACTION BE TAKEN WITH RESPECT THERETO.

THE UNITS REPRESENTED BY THIS CERTIFICATE ARE AND SHALL BE CERTIFICATED SECURITIES GOVERNED BY ARTICLE 8 OF THE DELAWARE UNIFORM COMMERCIAL CODE.

8.2 General Legends. The certificates for Transferred Units shall also bear any other legends required by applicable state corporate securities laws.

8.3 Company Ledger. In addition, the Company shall make a notation regarding the restrictions on transfer of the Transferred Units in its books, and Transferred Units shall be transferred on the books of the Company only if (i) such transfer complies with Section 7.2 hereof or (ii) transferred or sold pursuant to an effective registration statement under the 1933 Act covering such Transferred Units and in accordance with the terms of the LLC Agreement.

9. Miscellaneous.

9.1 Further Assurances. Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby.

9.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York.

9.3 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors. Notwithstanding the foregoing and except as provided in Section 7.4(g), none of the parties may not assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties (each a “transfer”) hereunder without the prior express written consent of Seller in the case of Purchaser or Purchaser in the case of the Company or Seller; provided that Seller and the Company may transfer to Affiliates without the prior consent of Purchaser.

9.4 Amendment. This Agreement may be amended only by a written agreement executed by each of the parties hereto.

9.5 Waiver. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any party, it is authorized in writing by an authorized representative of such party. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

9.6 Attorneys Fees. In the event of any suit, action or proceeding brought by any party for the breach by any other party of any term hereof, or to enforce any provision hereof, each party shall be responsible for bearing its own costs and expenses.

9.7 Exhibits. All Exhibits hereto shall be deemed to be a part of this Agreement and are fully incorporated in this Agreement by this reference.

9.8 Partial Invalidity. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable, unless the ineffectiveness or invalidity of such provision would result in one or more of the parties hereto being deprived of a right constituting a fundamental benefit of its bargain hereunder.

9.9 Survival of Obligations. All representations, warranties, covenants and obligations contained in this Agreement shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

9.10 Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered when delivered personally, by courier or facsimile transmission or mailed (first class postage prepaid) to the parties at the addresses or facsimile numbers set forth below:

If to Seller, to:

M&C International

2350 Mission College Blvd., Suite 200

Santa Clara, CA 95054

Telephone: (408) 492-0034

Facsimile: (408) 492-9644

Attention: Karim Maskatiya

with a copy to:

Morrison & Foerster LLP

755 Page Mill Road

Palo Alto, CA 94304-1018

Telephone: (650) 813-5615

Facsimile: (650) 494-0792

Attention: Paul “Chip” L. Lion III

If to Purchaser, to:

Bank of America Corporation

600 Montgomery Street

San Francisco, CA 94111

Fax: (415) 913-6807

Telephone: (415) 913-6079

Attention: Gary M. Tsuyuki

With a copy to:

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, NY 10004

Telephone: (212) 859-8000

Facsimile: (212) 859-4000

Attention: Jeffrey Bagner and Michael Levitt

9.11 No Third Party Beneficiaries. Except as expressly provided herein, this Agreement does not create any rights, claims or benefits inuring to any Person that is not a party hereto or establish any third-party beneficiary of any of the obligations of the parties set forth herein.

9.12 Entire Agreement. This Agreement and the documents referred to herein and therein, and incorporated herein and therein by this reference, constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

9.13 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Membership Unit Purchase Agreement as of the date first above written.

PURCHASER		SELLER

Bank of America Corporation		M & C International

By:	/s/ KAREN A. GOSNELL	By:	/s/ KARIM MASKATIYA
Title:	Senior Vice President	Title:	President

COMPANY

GCA Holdings, L.L.C.

By:	/s/ KIRK SANFORD
Title:	President

Exhibits

Exhibits	Title

Exhibit A	2.0% Note

Exhibit B	2.99% Note

Exhibit C	2.0% Pledge Agreement

Exhibit D	2.99% Pledge Agreement

Exhibit E	Membership Assignment

Exhibit F	Amended and Restated Limited Liability Company Agreement

EXHIBIT A

2.0% Note

EXHIBIT B

2.99% Note

EXHIBIT C

2.0% Pledge Agreement

EXHIBIT D

2.99% Pledge Agreement

EXHIBIT E

ASSIGNMENT OF MEMBERSHIP INTEREST

IN

GCA HOLDINGS, L.L.C.

M & C International, a Nevada corporation (“Assignor”) hereby assigns, transfers, grants and conveys to Bank of America Corporation, a Delaware Corporation (“Assignee”), all of the Assignor’s right, title and interest in and to 27.445 units of membership interest (the “Transferred Units”) in that certain limited liability company known as GCA Holdings, L.L.C., a Delaware limited liability company (the “Company”) and does hereby irrevocably constitute and appoint the President of the Company attorney to transfer the said Transferred Units in the books of the Company with full power of substitution.

It is Assignor’s intent that Assignee succeed to the Assignor’s interest as a substituted Member within the meaning of the Limited Liability Agreement of the Company (the “LLC Agreement”). Assignee hereby accepts this Assignment and agrees to become a Member and, by doing so, agrees to be bound by the provisions of the LLC Agreement as a Member.

This Assignment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

Executed as of March     , 2004.

“ASSIGNOR”	“ASSIGNEE”

M & C International	Bank of America Corporation

(Print name and title)	(Print name and title)

ACKNOWLEDGMENT:

GCA Holdings, L.L.C.

By

(Print name and title)

EXHIBIT F

Amended and Restated Limited Liability Company Agreement of GCA Holdings, L.L.C.